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                                  ATTACHMENT B

                         SUBSIDIARIES OF THE REGISTRANT














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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

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                                                                                              State or
                                                                       Percent           Other Jurisdiction
Parent Company                            Subsidiary                    Owned             of Incorporation
--------------                            ----------                   -------           -------------------
WSFS Financial Corporation      Wilmington Savings Fund Society,         100%             United States
                                  Federal Savings Bank
                                WSFS Capital Trust I                     100%             Delaware

Wilmington Savings Fund         Star States Development Company          100%             Delaware
 Society, Federal               838 Investment Group, Inc.               100%             Delaware
 Savings Bank                   WSFS Credit Corporation                  100%             Delaware
                                CustomerOne Financial Network, Inc.       28%             Delaware
                                Wilmington National Finance, Inc.         51%             Delaware





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